UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, TX 77046

(713) 842-9050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 9, 2022, Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and certain affiliates of EnerVest, Ltd. (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as sole book-running manager (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell an aggregate of 7,500,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) to the Underwriter (the “Offering”) at a price of $21.72 per share. The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-226795), which was declared effective on August 30, 2018, by means of the prospectus supplement, dated March 9, 2022 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission on March 10, 2022.

In connection with the Offering, the Company agreed to purchase from certain of the Selling Stockholders an aggregate of 2,500,000 units of Magnolia Oil & Gas Parent LLC (“Magnolia LLC Units”) and to surrender and deliver an equal number of shares of corresponding Class B common stock of the Company, at a price per Magnolia LLC Unit and corresponding share of Class B common stock equal to the price per share at which the Underwriter agreed to purchase shares of our Class A Common Stock under the Underwriting Agreement in this Offering (the “Concurrent Unit Purchase”).

The Offering and the Concurrent Unit Purchase closed on March 14, 2022. The Company did not receive any proceeds from the Offering. The Company funded the Concurrent Unit Purchase with cash on hand.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage activities and other financial and non-financial activities and services. As more fully described under the caption “Underwriting” in the Prospectus Supplement, the Underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company for which they received or will receive customary fees and expenses. Following the Offering, the Selling Stockholders collectively own approximately 21.9% of the total outstanding shares of the Company’s common stock and have certain other contractual rights and obligations with the Company, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 9, 2022, by and among Magnolia Oil & Gas Corporation, certain selling stockholders, and Citigroup Global Markets Inc.
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnolia Oil & Gas Corporation

By:	/s/ Timothy D. Yang
Name: Timothy D. Yang
Title: Executive Vice President, General Counsel, Corporate Secretary and Land

Dated: March 14, 2022